Exhibit 99.1

Press Contact: Mike Banas Ashton Partners 312-553-6704 Direct Investor Contact: Regina Hoshimi
FOR IMMEDIATE RELEASE	Ashton Partners 877-934-4687 investor@wfinet.com

WFI ANNOUNCES AGREEMENT TO SELL EMEA BUSINESS TO LCC INTERNATIONAL

Transaction Is Another Milestone In WFI’s Transformation Strategy

SAN DIEGO, CA — MARCH 9, 2007—WFI (NASDAQ: WFII), a leader in the design, deployment and management of wireless communication networks, information technology solutions and security systems, announced today that it has signed a definitive agreement with LCC International (NASDAQ: LCCI) to sell WFI’s entire Europe, Middle East and Africa (EMEA) business in a cash for stock transaction valued at $4 million.  The transaction is subject to customary closing conditions and is expected to close in the first quarter of 2007.

This transaction allows WFI to focus on a number of domestic opportunities and business initiatives, such as:

•                  Allowing WFI to place greater focus on the growing domestic opportunities arising from the Advanced Wireless Services (AWS) spectrum auction in the United States

•                  Minimize risk by exiting business where WFI does not already have a substantive business with critical mass

•                  Further leverage WFI’s domestic operations to maximize efficiency

•                  Improve WFI’s free cash flow and liquidity

“The sale of WFI’s EMEA business is consistent with our strategy to focus our business even more directly on the growing domestic opportunities in our industry,” said Eric DeMarco, president and CEO of WFI.  “LCC has an established critical mass in Europe that can more effectively support a profitable operation in this region.  This business has made notable achievements, including significantly diversifying both its geographic reach and customer base, and I want to thank our employees for their dedication and efforts.  Now, by divesting of this business, WFI can dedicate even more of its resources on pursuing the opportunities arising from the AWS Spectrum Auction, as well as other profitable growth areas in the U.S. market.  Additionally, this transaction will improve WFI’s free cash flow and overall liquidity as we pay down debt, another aspect of our transition strategy.”

WFI’s EMEA business operation is headquartered in Guilford, England, just outside of London, and includes additional regional offices located in France, Sweden, Turkey, Austria and Egypt.

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long Lived Assets,” WFI’s EMEA operations will be treated as discontinued operations in WFI’s financial statements for the fourth quarter and full year ended December 31, 2006. In addition, all prior year presentations are required to be reclassified to reflect the discontinued operations. WFI does not currently expect the divestiture costs related to this discontinued operation to be material. The employees associated with WFI’s EMEA operations will become employees of LCC under the new ownership.

About WFI

Headquartered in San Diego, CA, WFI is an independent provider of systems engineering, network services and technical outsourcing for the world’s largest wireless carriers, enterprise customers and for government agencies.  WFI provides the design, deployment, integration, and the overall management of wired and wireless networks which deliver voice and data communication, and which support advanced security systems.  WFI has performed work in over 100 countries since its founding in 1994. News and information are available at www.wfinet.com. (code: WFI-mb)

Notice Regarding Forward-Looking Statements

This news release contains certain forward-looking statements including, without limitation, expressed or implied statements concerning the WFI’s expectations regarding the closing of the divestitures of its EMEA, the financial statement impacts of the divestiture, future financial performance and cash flows and market developments that involve risks and uncertainties. Such statements are only predictions, and WFI’s actual results may differ materially. Factors that may cause WFI’s results to differ include, but are not limited to: risks that the planned sale of the EMEA and/or South American operations will not be completed as anticipated ; risks that the actions announced today will have an adverse impact on the performance or morale of employee personnel or on customer relations; risks that the anticipated benefits of the divestiture will not be achieved; changes in the scope or timing of WFI’s projects; changes or cutbacks in spending by the U.S. Department of Defense, which could cause delays or cancellations of key government contracts; slowdowns in telecommunications infrastructure spending in the United States and globally, which could delay network deployment and reduce demand for WFI’s services; the timing, rescheduling or cancellation of significant customer contracts and agreements, or consolidation by or the loss of key customers;  failure to successfully consummate acquisitions or integrate acquired operations;  the rate of adoption of telecom outsourcing by network carriers and equipment suppliers; the rate of growth of adoption of WLAN and wireless security systems by enterprises; and competition in the marketplace which could reduce revenues and profit margins. WFI undertakes no obligation to update any forward-looking statements. These and other risk factors are more fully discussed in WFI’s

Quarterly Report on Form 10-Q for the period ended September 30, 2006 and in other filings made with the Securities and Exchange Commission.